EXHIBIT 10.1

LEASE AGREEMENT

That CHARLES COLUCCI and KAREN COLUCCI, of Mahoning County, Ohio, Lessors, in consideration of the rents, covenants and stipulations hereinafter agreed to be paid, performed, and observed by CANFIELD MEDICAL SUPPLY INC., Lessee, do hereby lease unto said Lessee, the following described premises:

Located at 4120 Boardman-Canfield Rd., Canfield, Mahoning County, Ohio and being two ground level units of 1,250 square feet each for a total square footage of 2,500 square feet, being known as Units A and B.

1.

TERM:  The term of this Lease shall be for a period of Thirty-six (36) months beginning on May 1, 2000 and ending on April 30, 2003.

2.

RENT:  Rent during the term of this Lease shall be computed as follows:

A.

For the first twelve (12) months rent shall be NINE DOLLARS ($9.00) per square foot resulting in a total of TWENTY-TWO THOUSAND FIVE HUNDRED DOLLARS ($22,500.00) for said twelve month period payable in twelve consecutive monthly installments of ONE THOUSAND EIGHT HUNDRED SEVENTY-FIVE DOLLARS ($1,875.00) each.

B.

For the second Twelve (12) months rent shall be NINE DOLLARS AND FIFTY CENT ($9.50) per square foot resulting in a total of TWENTY-THREE THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($23,750.00) for said second twelve month period being payable in twelve consecutive monthly installments of ONE THOUSAND NINE HUNDRED SEVENTY-NINE DOLLARS SEVENTEEN CENTS ($1,979.17) each.

C.

For the third Twelve (12) months rent shall be TEN DOLLARS ($10.00) per square foot resulting in a total of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) for said third twelve period being payable in twelve consecutive monthly installments of TWO THOUSAND EIGHTY-THREE DOLLARS THIRTY-FOUR CENTS ($2,083.34) each.

D.

In addition to the foregoing, each rent payment shall also include a charge for common area maintenance of $1.25 per square foot per twelve month period payable in equal monthly installments.  Common area maintenance shall include, but not be limited to, expenses for such items as real estate taxes, parking lot maintenance, liability insurance and snow removal.  After the first twelve month period of this Lease, the future square footage rate for successive twelve month periods for common area maintenance may be increased due to any increases in real estate taxes, insurance or any other items of common area maintenance, however, any increase cannot be greater than 5% of the rate for the previous twelve month period.

E.

Monthly rent payment is construed to mean the total sum due as provided for under paragraphs 2(A), 2(B) and 2(C) herein as well as the common area maintenance charge as provided for in paragraph 2(D) herein.  Each monthly rent payment (including common area maintenance charge) shall be due on the 1st day of each month.  If any monthly payment is not received by the 15th day of each month, there shall then be due a late charge of $10.00.  Further, Lessee shall then be in default and breach hereof and Lessor shall have available to them any and all remedies provided by law.

F.

Keys to the premises shall be provided to Lessee on __________________, 2000 and Lessee shall have full access to the premises rent free for thirty (30) days from the day that keys are received by them.  Lessee will be responsible for all leasehold improvements, at their own cost and expense, and will do any and all things necessary to avoid the filing of any mechanics liens against the premises.  Should any mechanic lien be filed against the premises due to the fault of the Lessee, same shall be considered a default under this lease and Lessee shall be liable to Lessor for any and all damages they may incur from same.  Further, Lessee may add a garage door at the back of the leased premises at its own expense.

Further, upon receipt of key by Lessee, Lessee shall pay the first months rent payment as well as a security deposit in the sum of ONE THOUSAND EIGHT HUNDRED SEVENTY-FIVE DOLLARS ($1,875.00) to be held by Lessor and returned to Lessee upon completion of this Lease, provided the premises are returned to Lessor in substantially the same condition, ordinary wear and tear excepted, and that Lessee is compliance with all other terms herein.  Under no circumstances may Lessee elect to apply said security deposit to any monthly rent payment herein.

3.

PURPOSE OF OCCUPANCY:  Lessee will occupy the premises for the purpose of operating a Canfield Medical Supply Inc. and shall operate same in a careful, safe and proper manner and will not occupy the premises, or permit them to be occupied, for any purpose other than stated herein.

4.

UTILITIES, CLEANING, UPKEEP AND TRASH REMOVAL:  Lessee will be responsible for and will pay all gas, electric and sewer charges for the leased premises during the term of this Lease.  Lessee will be responsible for the daily cleaning and general upkeep of the leased premises.  Lessee will be responsible for any and all trash removal from the leased premises.

5.

ALTERATIONS:  No alterations or additions in or to the premises will be made by Lessee without the prior written consent of Lessors.  Any items or fixtures installed anywhere upon any surface of the premises by Lessee, may be removed by Lessee provided that Lessee fully restores the surface to its original condition prior to such installation.

6.

INSPECTION:  Lessee will permit Lessors or their agents to enter upon the premises, at all reasonable times, to examine the premises.

7.

PARKING:  Lessor agrees that Lessee, its employees, agents and patrons shall have the right to use the on site parking spaces in common with other tenants, and their employees, agents and patrons.  Lessor represents that there shall be approximately twenty (20) parking spaces on or about the premises including the front and rear, however, none of said spaces are for the exclusive use of Lessee, its employees, agents or patrons, and Lessor makes no representations or warranties as to the adequacy of the number of parking spaces available.  Further, Lessor represents that Colucci Auto Sales shall not use any parking spaces immediately in front of the leased premises for the display of any of its vehicles for sale.

8.

EXTERIOR SIGN:  Lessee shall be entitled to have displayed upon the common building street sign at the front of the premises, two spaces for its particular signage and shall be proportionately billed for the cost and maintenance of same.  Further, Lessee may, at its own expense, install an exterior sign on the front of the leased premises under the overhang, providing that no damage is done to the building siding and further provided that, prior to installation, Lessee’s installer first discloses to Lessor the plans for installation and obtains Lessor’s approval of same.  Said sign shall be in compliance with Township code.

9.

PUBLIC LIABILITY INSURANCE:  Lessee shall carry, at its sole expense, comprehensive general public liability insurance against claims for bodily injury or death to the extent of $500,000.00 for any one person, $1,000,000.00 in total for a common accident and $1,000,000.00 for property damage.  Further a copy of said insurance policy shall be provided to Lessor no later than upon receipt of keys and shall name Lessors as an additional insured therein.

10.

ASSIGNMENT/SUBLETTING:  Lessee will not assign this Lease, or sublet the premises, or any part thereof, without the Lessor’s written consent, which shall not be unreasonably withheld.

11.

RESPONSIBILITY FOR PERSONAL PROPERTY:  Lessee is solely responsible for all property, tangible and intangible, of Lessee, their employees, agents, licensees, and invitees, on the premises.

12.

PERSONAL REPRESENTATIVES:  This Lease shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

13.

PRORATIONS:  Any prorations provided for herein shall be based upon Lessee’s total space of TWO THOUSAND FIVE HUNDRED (2,500) square feet in proportion to the total building square footage of FIVE THOUSAND TWO HUNDRED FIFTY (5,250) square feet so that Lessee’s percentage of space for proration purposes is 47.6 percent.

14.

MAILBOX:  Lessee shall be responsible for providing, installing and maintaining its own mailbox upon the leased premises, solely and entirely at its full expense.  However, prior to placing its mailbox upon the premises, Lessee must first obtain the approval of Lessor as to style, type, make, model, color, location and method of installation of the mailbox upon the premises, all of which is up to the full discretion of the Lessor.

15.

RENEWAL:  The parties herein agree that Lessee shall have the option to renew this Lease for an additional 2 year term, at the rate described in Paragraph 2(C) herein, if and only if, both Lessor and Lessee do, in fact, agree to same, in writing, on or before 90 days from the end of the term herein.

16.

OPTION TO PURCHASE:  Should Lessor decide to sell the entire building during the term of this Lease or any renewal, Lessee shall have the first right to enter into a contract to purchase same for a 30 day period from the time Lessor notifies Lessee in writing of their desire to sell.  If Lessor and Lessee do not enter into a fully executed purchase contract within said 30 day period, Lessor may then sell the building on the open market without any liability to Lessee.

Dated this 8th day of March, 2000 at Canfield, Mahoning County, Ohio.

Lessee by:

/s/ Charles Colucci

/s/ Michael J. West, V.P.

CHARLES COLUCCI, Lessor

its

/s/ Karen Colucci

_____________________________

KAREN COLUCCI, Lessor

its

Prepared by:

MICHAEL PALAGANO, Attorney at Law

Addendum To Lease Agreement With Extension

Lessor and Lessee agree to lease extension of 36 months for units A and B on 4120 Boardman-Canfield Rd. in Canfield, Ohio.

(A)  For 36 months rent shall be eleven dollars ($11.00) per square foot resulting in a total of eighty two thousand five hundred dollars ($82,500.00) for said thirty-six month period being payable in 36 consecutive monthly installments of two thousand two hundred ninety one dollars and sixty six cents ($2,291.66) each.

(B)  In addition to the foregoing, each rent shall also include a charge for common area maintenance of $1.92 per square foot per twelve-month period payable in equal monthly installments.  Common area maintenance shall include, but not be limited to, expenses for such items as real estate taxes, parking lot maintenance, liability insurance, and snow removal.  After the first twelve-month period of this Lease, the future square footage rate for successive twelve month periods for common area maintenance may be increased due to any increases in real estate taxes, insurance or any other item of common area maintenance, however, any increase cannot be greater than 10% of the rate for the previous twelve month period.

Dated this 2nd day of June 2011 at Canfield, Mahoning County, Ohio.

/s/ Charles Colucci

/s/ Michael J. West, President

Charles Colucci, Lessor

Canfield Medical Supply